                                                                    EXHIBIT 99.1

CONNECTICUT BANCSHARES, INC. REPORTS INCREASE IN NET INCOME FOR 2003

MANCHESTER, Conn. - January 26, 2004 - Connecticut Bancshares, Inc. (the "Company") (NASDAQ: SBMC), the holding company for The Savings Bank of Manchester (the "Bank"), reported net income of $27.43 million for the year ended December 31, 2003, as compared to net income of $25.95 million for the year ended December 31, 2002, representing a 5.70% increase. Earnings per diluted share were $2.54 based on 10.81 million weighted average shares outstanding for the year ended December 31, 2003, compared to earnings per diluted share of $2.40 based on 10.79 million weighted average shares outstanding for the year ended December 31, 2002. Net income for the year ended December 31, 2003 included gains on sales of securities of $5.67 million partially offset by merger related expenses of $4.11 million and other than temporary impairment of investment securities of $359,000. Net income for the year ended December 31, 2002 included gains on sales of securities of $2.70 million partially offset by other than temporary impairment of investment securities of $1.49 million.

Net income was $4.10 million for the fourth quarter of 2003, compared to net income of $7.52 million for the fourth quarter of 2002. Earnings per diluted share were $0.38 based on 10.86 million weighted average shares outstanding for the quarter ended December 31, 2003, compared to earnings per diluted share of $0.69 based on 10.84 million weighted average shares outstanding for the quarter ended December 31, 2002. Net income for the three months ended December 31, 2003 included gains on sales of securities of $208,000 offset by merger related expenses of $2.39 million. Net income for the three months ended December 31, 2002 included gains on sales of securities of $1.03 million partially offset by other than temporary impairment of investment securities of $813,000.

On July 16, 2003, the Company announced it entered into an Agreement and Plan of Merger with The New Haven Savings Bank ("NHSB"). The Company's stockholders will receive $52.00 in cash in exchange for each share of the Company's common stock held. If the transaction closes after March 31, 2004, the merger price is subject to increase based on the Company's earnings less dividends paid from that date to the end of the month preceding the closing date of the merger. As a condition precedent to the merger, NHSB will convert from a Connecticut-chartered mutual savings bank to a Connecticut-chartered stock savings bank and simultaneously form a holding company.

Net interest income for the fourth quarter of 2003 was $19.57 million, a $1.55 million, or 7.34%, decrease from $21.12 million for the fourth quarter of 2002. Average interest-earning assets were $2.44 billion for the quarter ended December 31, 2003 compared to $2.38 billion for the prior year quarter. The Company's net interest margin was 3.24% for the quarter ended December 31, 2003 compared to 3.59% for the quarter ended December 31, 2002.

The decrease in net interest income from the prior year quarter was primarily due to lower yields on loans and investments and lower volume of investments, partially offset by a lower cost of funds on interest-bearing liabilities and a higher volume of loans. The yield on interest-earning assets declined from 5.90% for the quarter ended December 31, 2002 to 5.10% for the quarter ended December 31, 2003. Loan yields declined from 6.59% for the quarter ended December 31, 2002 to 5.61% for the quarter ended December 31, 2003. Investment yields declined from 4.65% for the quarter ended December 31, 2002 to 3.94% for the quarter ended December 31, 2003. The reductions in yield were primarily due to a lower interest rate environment. The cost of funds decreased from 2.61% for the quarter ended December 31, 2002 to 2.12% for the quarter ended

December 31, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $146.58 million, or 9.49%, from $1.54 billion for the quarter ended December 31, 2002 to $1.69 billion for the quarter ended December 30, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans. Total average invested funds decreased $86.92 million, or 10.36%, from $839.00 million for the quarter ended December 31, 2002 to $752.08 million for the quarter ended December 31, 2003. The Bank's loan portfolio growth was partly funded by the reduction in securities due to prepayments and security sales.

Noninterest income for the fourth quarter of 2003 was $5.33 million, a $275,000, or 5.45%, increase from $5.05 million for the fourth quarter of 2002. The increase in noninterest income over the prior year quarter was primarily due to an increase in service charges and fees. Service charges and fees increased $316,000 as compared to the prior year quarter primarily due to increases in checking and merchant services fees.

Noninterest expense for the fourth quarter of 2003 was $17.62 million, a $3.06 million, or 21.02%, increase from $14.56 million for the fourth quarter of 2002. The increase in noninterest expense from the prior year quarter was primarily due to merger expenses and an increase in employee benefits and salaries partially offset by decreases in marketing, fees and services, furniture and equipment and other operating expenses. The Company incurred $2.39 million in expenses in the quarter ended December 31, 2003, primarily professional fees and a charge for the accelerated vesting of restricted stock relating to the merger with NHSB. Employee benefits increased primarily due to increased restricted stock, pension, ESOP and payroll tax expenses. Salary expense increased primarily due to employee bonuses. Marketing expense decreased due to reduced image advertising. Fees and services decreased primarily due to lower examination and legal fees. Furniture and equipment expenses decreased primarily due to lower depreciation. Other operating expenses decreased primarily due to lower merchant services expenses, lower postage and lower supplies expense.

The provision for income taxes for the fourth quarter of 2003 was $2.88 million, an $826,000 decrease from $3.71 million for the fourth quarter of 2002. The effective tax rate for the fourth quarter of 2003 was 41.28% as compared to an effective tax rate of 33.00% for the fourth quarter of 2002. The effective tax rate for the year 2003 was 34.53% as compared to an effective tax rate of 32.73% for the year 2002. The Bank increased its provision for income taxes in the fourth quarter of 2003 due to the potential nondeductibility of certain merger-related expenses.

Net interest income for the year ended December 31, 2003 was $80.70 million, a $44,000, or 0.05%, increase from $80.66 million for the year ended December 31, 2002. Average interest-earning assets were $2.42 billion for the year ended December 31, 2003 compared to $2.34 billion for the prior year. The Company's net interest margin was 3.36% for the year ended December 31, 2003 compared to 3.49% for the year ended December 31, 2002.

The increase in net interest income from the prior year period was primarily due to a lower cost of funds on interest-bearing liabilities and a higher volume of loans partially offset by lower yields on loans and investments. The cost of funds decreased from 2.88% for the year ended December 31, 2002 to 2.24% for the year ended December 31, 2003. The reduction was primarily due to a lower interest rate environment. Average gross loans increased $146.02 million, or 9.69%, from $1.51 billion for the year ended December 31, 2002 to $1.65 billion for the year ended December 31, 2003. The increase in average gross loans was primarily in residential and commercial real estate loans. The yield on interest-earning assets declined from 6.05% for the year ended December 31, 2002 to 5.35% for the year ended December 31, 2003. Loan yields declined from

6.70% for the year ended December 31, 2002 to 5.91% for the year ended December 31, 2003. Investment yields declined from 4.86% for the year ended December 31, 2002 to 4.16% for the year ended December 31, 2003. The reductions in yield were primarily due to a lower interest rate environment.

Noninterest income for 2003 was $25.30 million, a $6.27 million, or 32.95%, increase from $19.03 million for 2002. The increase in noninterest income over the prior year was primarily due to an increase in gains on sales of securities and an increase in service charges and fees. Gains on sales of securities increased $2.97 million from the prior year primarily due to the sale of substantially all of the Company's marketable equity securities during the third quarter of 2003. Service charges and fees increased $2.52 million as compared to the prior year primarily due to increases in checking account, commercial real estate loan prepayment and merchant services fees.

Noninterest expense for 2003 was $62.83 million, a $3.22 million, or 5.40%, increase from $59.61 million for 2002. The increase in noninterest expense from the prior year period was primarily due to merger expenses and an increase in employee benefits, partially offset by decreases in amortization of other intangible assets, fees and services, furniture and equipment and marketing expenses. The Company incurred $4.11 million in expenses during the year ended December 31, 2003, primarily professional fees and a charge for the accelerated vesting of restricted stock relating to the merger with NHSB. Employee benefits increased primarily due to increased restricted stock, pension and ESOP expenses. In conjunction with the 2001 acquisition of First Federal, the Bank recorded an intangible asset for noncompete agreements with former First Federal executives. The agreements were amortized over their twelve-month term through the third quarter of 2002. Fees and services decreased primarily due to lower consulting fees for information technology and investments. Furniture and equipment expenses decreased as certain assets became fully depreciated. Marketing expenses decreased as the Bank reduced its expense related to various media advertising.

Nonperforming assets totaled $6.55 million at December 31, 2003 compared to $2.89 million at December 31, 2002, representing a increase of $3.66 million, or 126.64%. Nonperforming commercial business loans increased $3.85 million, due to four loans totaling $4.22 million to one borrower that were placed on nonaccrual status during December 2003. A forbearance agreement has been executed which requires scheduled loan paydowns through June 2004. No specific allocations have been made to the allowance for loan losses for these loans as the collateral value exceeds the principal balance of the loans.

The Company did not repurchase any shares of its common stock during the fourth quarter of 2003, and has repurchased a total of 558,641 shares of its common stock at a weighted average price of $38.92 per share since its initial public offering on March 2, 2000.

Established in 1905, The Savings Bank of Manchester is one of Connecticut's oldest and largest banks. The Bank is headquartered in Manchester, Connecticut, with 28 branch offices serving 22 communities throughout central and eastern Connecticut.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. Subject to applicable laws and regulations, the

Company does not undertake - and specifically disclaims any obligation - to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

         Contact:  Connecticut Bancshares, Inc.
                   Michael J. Hartl
                   Senior Vice President and Chief Financial Officer
                   (860) 646-1700

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Condition
(unaudited)
(dollars in thousands)
                                                             DECEMBER 31,            DECEMBER 31,
                                                                 2003                    2002
                                                          ------------------      -----------------
ASSETS
Cash and due from banks:
     Non-interest-bearing deposits and cash                     $    34,946            $    16,346
     Short-term investments                                          14,162                  8,918
                                                          ------------------      -----------------
          Cash and cash equivalents                                  49,108                 25,264
Securities available for sale, at fair value                        724,569                841,622
Loans:
  One- to four-family residential mortgages                         981,023                907,188
  Construction mortgages                                             73,657                 64,182
  Commercial and multi-family mortgages                             304,632                275,818
  Commercial business                                               187,905                180,612
  Installment                                                       140,054                128,939
                                                          ------------------      -----------------
     Total loans, gross                                           1,687,271              1,556,739
  Allowance for loan losses                                          16,543                 16,172
                                                          ------------------      -----------------
     Total loans, net                                             1,670,728              1,540,567
                                                          ------------------      -----------------
Federal Home Loan Bank Stock, at cost                                27,037                 30,783
Premises and equipment, net                                          15,480                 17,793
Accrued interest receivable                                          10,413                 12,613
Other real estate owned                                                 112                      -
Cash surrender value of life insurance                               46,150                 43,803
Current and deferred income taxes                                    12,976                     58
Goodwill                                                             19,488                 19,488
Other intangible assets                                               7,760                  9,598
Other assets                                                          3,985                  5,953
                                                          ------------------      -----------------
               Total assets                                     $ 2,587,806            $ 2,547,542
                                                          ==================      =================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
  Savings and money market                                      $   632,762            $   592,386
  Certificates of deposit                                           583,291                643,201
  NOW accounts                                                      237,919                230,293
  Demand deposits                                                   152,320                130,099
                                                          ------------------      -----------------
     Total deposits                                               1,606,292              1,595,979
Short-term borrowed funds                                           123,049                121,052
Mortgagors' escrow accounts                                          19,665                 15,097
Advances from Federal Home Loan Bank                                543,335                533,890
Accrued benefits and other liabilities                               31,632                 29,964
                                                          ------------------      -----------------

            Total liabilities                                     2,323,973              2,295,982
                                                          ------------------      -----------------

Stockholders' equity:
     Common stock                                                       117                    113
     Additional paid-in capital                                     126,632                110,345
     Retained earnings                                              169,577                149,554
     ESOP unearned compensation                                      (6,824)                (7,444)
     Restricted stock unearned compensation                          (6,636)               (10,880)
     Treasury stock, at cost                                        (21,744)                (5,522)
     Accumulated other comprehensive income                           2,711                 15,394
                                                          ------------------      -----------------
            Total stockholders' equity                              263,833                251,560
                                                          ------------------      -----------------

            Total liabilities and stockholders' equity          $ 2,587,806            $ 2,547,542
                                                          ==================      =================

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                                 FOR THE THREE MONTHS ENDED DECEMBER 31,
                                                            ---------------------------------------------
                                                                     2003                   2002
                                                            --------------------     --------------------
                                                                             (UNAUDITED)
Interest and dividend income:
  Interest income on loans                                      $     23,732           $    25,436
  Interest and dividends on investment securities                      7,283                 9,568
                                                             -------------------     --------------------
       Total interest and dividend income                             31,015                35,004
                                                             -------------------     --------------------
Interest expense:
  Interest on deposits and escrow                                      5,418                 7,454
  Interest on short-term borrowed funds                                  201                   339
  Interest on advances from Federal Home Loan Bank                     5,827                 6,095
                                                             -------------------     --------------------
       Total interest expense                                         11,446                13,888
                                                             -------------------     --------------------
Net interest income                                                   19,569                21,116
Provision for loan losses                                                300                   375
                                                             -------------------     --------------------
Net interest income after provision for loan losses                   19,269                20,741
                                                             -------------------     --------------------
Noninterest income:
  Service charges and fees                                             4,007                 3,691
  Income from cash surrender value of life insurance                     563                   599
  Brokerage commission income                                            391                   357
  Gains on sales of securities, net                                      208                 1,032
  Other than temporary impairment of investment securities                 -                  (813)
  Gains on mortgage loan sales, net                                       73                    13
  Other                                                                   85                   173
                                                             -------------------     --------------------
       Total noninterest income                                        5,327                 5,052
                                                             -------------------     --------------------

Noninterest expense:
  Salaries                                                             6,103                 5,436
  Employee benefits                                                    3,830                 2,957
  Fees and services                                                    1,409                 1,614
  Occupancy, net                                                         982                   978
  Furniture and equipment                                                796                   938
  Amortization of other intangible assets                                394                   393
  Marketing                                                              261                   475
  Foreclosed real estate expense                                          33                    64
  Net (gains) losses on sales of repossessed assets                      (17)                    3
  Merger expenses                                                      2,389                     -
  Other operating expenses                                             1,440                 1,705
                                                             -------------------     --------------------
       Total noninterest expense                                      17,620                14,563
                                                             -------------------     --------------------
  Income before provision for income taxes                             6,976                11,230
  Provision for income taxes                                           2,880                 3,706
                                                             -------------------     --------------------
       Net income                                               $      4,096           $     7,524
                                                             ===================     ====================

Earnings per share:
  Basic                                                         $       0.41           $      0.75
  Diluted                                                       $       0.38           $      0.69

Weighted average shares outstanding:
  Basic                                                           10,052,374             9,998,507
  Diluted                                                         10,856,988            10,844,093


CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations
(dollars in thousands, except earnings per share)

                                                                    FOR THE YEARS ENDED DECEMBER 31,
                                                                --------------------------------------
                                                                      2003                  2002
                                                                ----------------      ----------------
                                                                              (UNAUDITED)
Interest and dividend income:
  Interest income on loans                                         $     97,609          $    100,978
  Interest and dividends on investment securities                        31,201                39,588
                                                                ----------------      ----------------

       Total interest and dividend income                               128,810               140,566
                                                                ----------------      ----------------

Interest expense:
  Interest on deposits and escrow                                        23,002                34,461
  Interest on short-term borrowed funds                                     783                 1,644
  Interest on advances from Federal Home Loan Bank                       24,323                23,803
                                                                ----------------      ----------------

       Total interest expense                                            48,108                59,908
                                                                ----------------      ----------------
Net interest income                                                      80,702                80,658
Provision for loan losses                                                 1,275                 1,500
                                                                ----------------      ----------------

Net interest income after provision for loan losses                      79,427                79,158
                                                                ----------------      ----------------

Noninterest income:
  Service charges and fees                                               15,422                12,902
  Income from cash surrender value of life insurance                      2,347                 2,407
  Brokerage commission income                                             1,511                 1,643
  Gains on sales of securities, net                                       5,666                 2,703
  Other than temporary impairment of investment securities                 (359)               (1,493)
  Gains on mortgage loan sales, net                                         197                   203
  Other                                                                     518                   661
                                                                ----------------      ----------------

       Total noninterest income                                          25,302                19,026
                                                                ----------------      ----------------

Noninterest expense:
  Salaries                                                               20,688                20,452
  Employee benefits                                                      15,153                11,493
  Fees and services                                                       6,266                 7,191
  Occupancy, net                                                          3,944                 3,956
  Furniture and equipment                                                 3,308                 3,852
  Amortization of other intangible assets                                 1,575                 3,928
  Marketing                                                               1,481                 2,042
  Foreclosed real estate expense                                            115                   243
  Net gains on sales of repossessed assets                                  (59)                  (13)
  Merger expenses                                                         4,111                     -
  Other operating expenses                                                6,249                 6,465
                                                                ----------------      ----------------

       Total noninterest expense                                         62,831                59,609
                                                                ----------------      ----------------

  Income before provision for income taxes                               41,898                38,575
  Provision for income taxes                                             14,468                12,626
                                                                ----------------      ----------------
       Net income                                                  $     27,430          $     25,949
                                                                ================      ================

Earnings per share:
  Basic                                                            $       2.76          $       2.57
  Diluted                                                          $       2.54          $       2.40

Weighted average shares outstanding:
  Basic                                                               9,927,804            10,102,444
  Diluted                                                            10,810,286            10,794,497

CONNECTICUT BANCSHARES, INC. AND SUBSIDIARY
Selected Financial Data
(dollars in thousands, except per share amounts)

                                                          FOR THE THREE MONTHS ENDED DECEMBER 31,   FOR THE YEARS ENDED DECEMBER 31,
                                                          ---------------------------------------   --------------------------------
                                                                    2003                2002             2003               2002
                                                          ----------------------   --------------   --------------     -------------
                                                                            (UNAUDITED)                           (UNAUDITED)
Operating ratios:
  Return on average assets                                                0.63%         1.19%             1.07%             1.05%
  Return on average stockholders' equity                                  6.23%        11.78%            10.72%            10.43%
  Average stockholders' equity to
    average assets                                                       10.12%        10.06%             9.99%            10.06%

Yields (1):
  Net interest rate spread                                                2.98%         3.29%             3.11%             3.17%
  Net interest margin                                                     3.24%         3.59%             3.36%             3.49%

  Gross loans                                                             5.61%         6.59%             5.91%             6.70%
  Securities and short term investments                                   3.94%         4.65%             4.16%             4.86%
  Total interest-earning assets                                           5.10%         5.90%             5.35%             6.05%

  Interest-bearing deposits and escrow                                    1.46%         2.00%             1.57%             2.32%
  Short-term borrowed funds                                               0.64%         1.08%             0.66%             1.41%
  Advances from Federal Home Loan Bank                                    4.24%         4.75%             4.35%             4.92%
  Total interest-bearing liabilities                                      2.12%         2.61%             2.24%             2.88%


Allowance for loan losses summary:
  Allowance for loan losses, beginning of period                     $  16,487      $ 15,344          $ 16,172          $ 15,228
  Provision for loan losses                                                300           375             1,275             1,500
  Loans charged off                                                        335           520             1,235             1,781
  Recoveries of loans previously charged off                               (91)         (973)             (331)           (1,225)
                                                                    -------------  -----------        -----------       ------------
    Net charge offs                                                        244          (453)              904               556
                                                                    -------------  -----------        -----------       ------------
  Allowance for loan losses, end of period                           $  16,543      $ 16,172          $ 16,543          $ 16,172
                                                                    =============  ===========        ===========       ============


  Net charge offs (recoveries) to average gross loans (annualized)        0.06%        (0.12%)           0.05%              0.04%
  Allowance for loan losses to:
     Total gross loans                                                    0.98%         1.04%            0.98%              1.04%
     Total nonperforming loans                                          257.16%       558.81%          257.16%            558.81%


                                                                          AT DECEMBER 31,
                                                            -----------------------------------
                                                                   2003              2002
                                                            -----------------   ---------------
Other selected data:                                                      (UNAUDITED)

  Loans past due 90 days and still accruing:
      One- to four family mortgages                           $        291      $       527
      Commercial and multifamily mortgages                             778              395
      Commercial business                                               42              313
      Installment                                                      174              108
                                                            -----------------   ---------------
        Total loans past due 90 days and still accruing              1,285            1,343
                                                            -----------------   ---------------
  Loans on nonaccrual:
      One- to four family mortgages                                    113              306
      Commercial and multifamily mortgages                               -              393
      Commercial business                                            4,973              852
      Installment                                                       62                -
                                                            -----------------   ---------------
        Total loans on nonaccrual                                    5,148            1,551
                                                            -----------------   ---------------
  Total nonperforming loans                                          6,433            2,894
  Other real estate owned                                              112                -
                                                            -----------------   ---------------
     Total nonperforming assets                               $      6,545      $     2,894
                                                            =================   ===============

  Total nonperforming loans as a percentage
     of total gross loans                                             0.38%            0.19%
  Total nonperforming assets as a percentage
     of total assets                                                  0.25%            0.11%

  Shares outstanding (excludes treasury stock)                  11,134,933       11,105,546
  Book value per share                                        $      23.69      $     22.65
  Tangible book value per share                               $      21.25      $     20.03
  Market value per share                                      $      51.54      $     38.45


(1) Yields are calculated on a fully taxable-equivalent basis assuming a 35% Federal income tax rate. Security yields are calculated on amortized cost and exclude the impact of unrealized gains and losses on available for sale securities.